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                                                               Exhibit (b)(8)(e)

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
                                     AMONG
                      VARIABLE INSURANCE PRODUCTS FUND II,
                       FIDELITY DISTRIBUTORS CORPORATION
                      NATIONAL LIFE INSURANCE COMPANY, AND
                    LIFE INSURANCE COMPANY OF THE SOUTHWEST


THIS AMENDMENT NO. 4 to the Participation Agreement by and among Vermont Life Insurance Company (since merged into National Life Insurance Company), Variable Insurance Products Fund II (the "Fund"), Fidelity Distributors Corporation (the "Underwriter") and, by this Amendment No. 4 the Life Insurance Company of the Southwest ("LSW"), dated August 1, 1989 as amended by Amendment No. 1 to Participation Agreement dated January 1, 1996, Amendment No. 2 to Participation Agreement dated April 28, 1997 and Amendment No. 3 dated April 15, 1998 (the "Participation Agreement"), is made and entered into this ____ day of _______, 1998.

1.  By executing this Amendment No. 4, LSW hereby
        a.  becomes a party to this Participation Agreement
        b. is included in the definition of "the Company" along with National Life Insurance Company
        c. is bound by all of the terms and conditions of the Participation Agreement referenced above.

2.  Schedule A is hereby further amended to add the following contract forms:
        Life Insurance Company of the Southwest Contract Form (Flexible Premium Variable Deferred Annuity)

3. Schedule C is hereby further amended to add the following separate account:
        LSW Variable Annuity Account I - December 4, 1997

4. Pursuant to section 1.6 hereof, the Fund and the Distributor hereby consents to the investment of net amounts available under the LSW variable annuity listed in paragraph 2 above in the following funds other than the Fund: The Market Street Fund, Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc., The Alger American Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified below.

                                  NATIONAL LIFE INSURANCE COMPANY


                                  by
                                    ---------------------------------------
                                    Name:
                                    Title:

                                  VARIABLE INSURANCE PRODUCTS FUND II


                                  by
                                    ---------------------------------------
                                    Name:
                                    Title:

                                  FIDELITY DISTRIBUTORS CORPORATION


                                  by
                                    ---------------------------------------
                                    Name:
                                    Title:

                                  LIFE INSURANCE COMPANY OF THE SOUTHWEST
                                  BY:  NATIONAL LIFE INSURANCE COMPANY

                                  by
                                    ---------------------------------------